TrueShares 485BPOS

EXHIBIT 99.j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2026, relating to the financial statements and financial highlights of TrueShares Structured Outcome (January) ETF, TrueShares Structured Outcome (February) ETF, TrueShares Structured Outcome (March) ETF, TrueShares Structured Outcome (April) ETF, TrueShares Structured Outcome (May) ETF, TrueShares Structured Outcome (June) ETF, TrueShares Structured Outcome (July) ETF, TrueShares Structured Outcome (August) ETF, TrueShares Structured Outcome (September) ETF, TrueShares Structured Outcome (October) ETF, TrueShares Structured Outcome (November) ETF, TrueShares Structured Outcome (December) ETF, Polen Dividend Income ETF (formerly The Opal Dividend Income Fund), RiverNorth Enhanced Pre-Merger SPAC ETF, RiverNorth Patriot ETF, TrueShares Eagle Global Renewable Energy Income ETF and TrueShares Technology, AI & Deep Learning ETF, each a series of Elevation Series Trust, which are included in Form N-CSR for the year ended December 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Greenwood Village, Colorado

April 29, 2026